Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Foamex International Inc. on Form S-8 (File Nos. 33-74264, 33-94154, and 333-90020) of our report dated March 9, 2004, appearing in the Annual Report on Form 10-K of Foamex International Inc. for the year ended January 1, 2006.



/s/ Deloitte & Touche LLP
Parsippany, New Jersey

March 31, 2006